Exhibit 99.1

Investor Contact:	Brendon Frey, ICR
(203) 682-8200
brendon.frey@icrinc.com

Media Contact:	Patrick Rich, Crocs, Inc.
(303) 848-7000
prich@crocs.com

Carrie Teffner Named Chief Financial Officer of Crocs, Inc.

NIWOT, COLORADO, November 5, 2015 — Crocs, Inc. (NASDAQ: CROX) today announced that Carrie Teffner has been named executive vice president, chief financial officer of Crocs, Inc. and is expected to join the company on December 16, 2015.

Teffner, who was appointed to Crocs’ board of directors in June 2015, brings more than 25 years of consumer goods and retail leadership experience to the company. Prior to joining Crocs’ board of directors, she served as executive vice president and chief financial officer for PetSmart, where she supported the company’s continued growth and evolution, including its recent sale to a consortium led by London-based BC Partners for $8.7 billion. Prior to her position at PetSmart, Teffner served in the chief financial officer role for Weber-Stephen Products, a manufacturer of grills and grill accessories, and for Timberland, a footwear manufacturer and retailer. Teffner spent the first 21 years of her career in various business and leadership roles for Sara Lee Corporation.

“We are thrilled to have Carrie Teffner join the company as chief financial officer,” said Gregg Ribatt, Crocs chief executive officer. “Carrie brings a strong track record of success as the former chief financial officer of Timberland and more recently PetSmart. Carrie is a great business partner and has a strong finance, operations and strategy background. We look forward to her joining the company next month.”

Mike Smith will continue to serve as interim CFO until Teffner joins the company in December.

About Crocs, Inc.

Crocs, Inc. (NASDAQ: CROX) is a world leader in innovative casual footwear for men, women and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight, non-marking and odor-resistant qualities that Crocs fans know and love. Crocs celebrates the fun of being a little different and encourages fans to “Find Your Fun” in every colorful pair of shoes. Since its inception in 2002, Crocs has sold more than 300 million pairs of shoes in more than 90 countries around the world.

Visit www.crocs.com for additional information.

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, investments in our business and outlook. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; our ability to open and operate additional retail locations; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

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